Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Portfolio Holdings Disclosure Policies and Procedures” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement of Buffalo Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 under the Securities Act of 1933 (Registration No. 333-56018) and Amendment No. 16 under the Investment Company Act of 1940 (Registration No. 811-10303).

/s/ Ernst & Young LLP

Kansas City, Missouri
December 15, 2006